UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2006 the Board of Directors of Placer Sierra Bancshares (NASDAQNMS: PLSB) (the “Company”), the holding company of Placer Sierra Bank (the “Bank”) appointed Tom Nations as Executive Vice President, Chief Credit Officer of the Bank and as a director of the Bank. On May 18, 2006 the Bank issued a press release announcing the appointment, which is filed and incorporated herein by reference as Exhibit 99.1. From January 1, 2006 through May 31, 2006, John Payne, S.V.P. & Manager Business Lending Group has acted as the Bank’s interim Chief Credit Officer.

On May 23, 2006, the Bank entered into an Agreement for Severance Benefits with Mr. Nations as Executive Vice President, Chief Credit Officer, which agreement is effective as of June 1, 2006. The agreement provides that Mr. Nations will receive a severance payment in certain circumstances equal to 12 months of his base salary, plus any pro-rated bonus for partial year employment. The agreement will be filed as an exhibit to the Company’s quarterly report for the second quarter.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Shell company transaction.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 18, 2006 announcing the appointment of Tom Nations as Chief Credit Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date May 23, 2006

/s/ Ronald W. Bachli
Ronald W. Bachli Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 18, 2006 announcing the appointment of Tom Nations as Chief Credit Officer.